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Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

        I, William M. Lasky, President and Chief Executive Officer of Accuride Corporation, certify that to my knowledge, (i) the Quarterly Report on Form 10-Q for the period ended March 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Quarterly Report on Form 10-Q for said period fairly presents, in all material respects, the financial condition and results of operations of Accuride Corporation.

/s/ WILLIAM M. LASKY William M. Lasky President and Chief Executive Officer	Dated: May 17, 2010

        I, James H. Woodward, Jr., Senior Vice President and Chief Financial Officer of Accuride Corporation, certify that to my knowledge, (i) the Quarterly Report on Form 10-Q for the period ended March 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Quarterly Report on Form 10-Q for said period fairly presents, in all material respects, the financial condition and results of operations of Accuride Corporation.

/s/ JAMES H. WOODWARD, JR. James H. Woodward, Jr. Senior Vice President Chief Financial Officer	Dated: May 17, 2010

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  Exhibit 32.1
Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code